Exhibit 24.1

POWER OF ATTORNEY

     Each of the undersigned Directors of PG&E Corporation hereby constitutes and appoints LESLIE H. EVERETT, LINDA Y.H. CHENG, WONDY S. LEE, ERIC

MONTIZAMBERT, GARY P. ENCINAS, and KATHLEEN M. HAYES, and each of them, as his or her attorneys in fact with full power of substitution to sign and file with the Securities and Exchange Commission in his or her capacity as such Director of said corporation one or more registration statements relating to the offer and sale of up to

20 million shares of said corporation's common stock pursuant to the Long-Term

Incentive Program maintained by such corporation, and any and all amendments or supplements thereto, and hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we have signed these presents this 18th day of

October, 2000.
/s/ David R. Andrews David R. Andrews	/s/ Robert D. Glynn, Jr. Robert D. Glynn, Jr.
/s/ C. Lee Cox C. Lee Cox	/s/ David M. Lawrence David M. Lawrence, MD
/s/ William S. Davila William S. Davila	/s/ Mary S. Metz Mary S. Metz
/s/ Barry Lawson Williams Barry Lawson Williams

POWER OF ATTORNEY

     ROBERT D. GLYNN, JR. the undersigned, Chairman of the Board, Chief

Executive Officer, and President of PG&E Corporation, PETER A. DARBEE, the

undersigned, Senior Vice President, Chief Financial Officer, and Treasurer of PG&E

Corporation, and CHRISTOPHER P. JOHNS, the undersigned, Vice President and

Controller of PG&E Corporation, each hereby constitute and appoint LESLIE H.

EVERETT, LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT,

GARY P. ENCINAS, and KATHLEEN M. HAYES, and each of them, as his attorneys in fact with full power of substitution to sign and file with the Securities and

Exchange Commission in their respective capacities as Chairman of the Board, Chief

Executive Officer, and President (principal executive officer), Senior Vice President,

Chief Financial Officer, and Treasurer (principal financial officer), and Vice President and Controller (principal accounting officer) of said corporation, one or more registration statements relating to the offer and sale of up to 20 million shares of said corporation's common stock pursuant to the Long-Term Incentive Program maintained by such corporation, and any and all amendments or supplements thereto, and hereby ratifies all that said attorneys in fact or any of them may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, we have signed these presents this 18th day of

October, 2000.
/s/ Robert D. Glynn, Jr.
Robert D. Glynn, Jr.

/s/ Peter A. Darbee
Peter A. Darbee

/s/ Christopher P. Johns
Christopher P. Johns